UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011

Floridian Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-53589	20-4539279
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
175 Timacuan Boulevard, Lake Mary, Florida		32746
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (407) 321-3233

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FLORIDIAN FINANCIAL GROUP, INC.

FORM 8-K

CURRENT REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c)      On June 30, 2011, Floridian Financial Group, Inc. (the “Company”) announced that Jorge F. Sanchez will replace John D. Waters as Chief Financial Officer of the Company (“CFO”) and the Company’s two wholly-owned subsidiaries, Floridian Bank and Orange Bank of Florida, effective June 30, 2011. Mr. Waters, 64, had served as interim CFO since March 3, 2011, while the Company conducted a search for a permanent replacement for Michael V. Kearney, the Company’s former CFO who had resigned from his position on March 3, 2011. Mr. Waters has served as a director of the Company since 2010 and will continue to serve in that capacity. Under the Company’s bylaws, officers are elected annually by the Board of Directors after each Annual Meeting of Shareholders, and Mr. Sanchez’s term of office shall continue until his successor is elected and qualified or until the earlier of his resignation or removal.

             Mr. Sanchez, 55, is a financial services executive with over 33 years of experience primarily in the banking and accounting fields. He received his B.S. in Accounting from Boston College in 1978. Mr. Sanchez joins the Company from Gibraltar Private Bank & Trust of Coral Gables, Florida where he served as the Treasurer and Senior Vice President since 2009. Prior to that, Mr. Sanchez served as CFO, Chief Operations Officer, and Senior Vice President of Continental National Bank of Miami in Miami, Florida from 2008 to 2009, as a project manager with R-G Acquisitions Holding Corp. in Casselberry, FL from 2007 to 2008, and as CFO of R-G Crown Bank from 2002-2007.

             The Company has entered into an employment letter agreement (the “Agreement”) with Mr. Sanchez that states the material terms of his employment with the Company, a copy of which is attached to this current report on Form 8-K as Exhibit 10.1. Pursuant to the Agreement, Mr. Sanchez will receive a semi-monthly salary of $5,209.00, increasing to $5,417.00 after being employed by the Company for six months. Mr. Sanchez was also granted options to purchase 10,000 shares of the Company’s common stock at a price of $6.50 per share on June 6, 2011. The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

             There is no arrangement or understanding between Mr. Sanchez and any other persons pursuant to which Mr. Sanchez was elected as an officer. Neither Mr. Sanchez nor any related person of Mr. Sanchez has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party. Mr. Sanchez is not related to any of the executive officers or directors of the Company.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

10.1 Employment letter agreement for Jorge F. Sanchez dated May 4, 2011.
99.1 Press release dated June 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDIAN FINANCIAL GROUP, INC.

Date:	June 30, 2011	By:	/s/ Charlie W. Brinkley, Jr.
Charlie W. Brinkley, Jr.,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment letter agreement for Jorge F. Sanchez dated May 4, 2011.
99.1	Press release dated June 30, 2011